Exhibit 10.32

AMENDMENT NO. 3

TO THE

THE CHUBB CORPORATION

KEY EMPLOYEE DEFERRED COMPENSATION PLAN (2005)

WHEREAS, The Chubb Corporation (the “Company”) maintains The Chubb Key Employee Deferred Compensation Plan (2005) (the “Plan”) and the Company reserved the right to amend the Plan under Section 10.01 thereof;

WHEREAS, pursuant to the charter of the Employee Benefits Committee (the “Committee”), the Committee has the authority to approve an amendment to the Plan provided the Committee determines the amendment is necessary or desirable and that does not increase the costs of the Plan to the Company or a participating employer in the Plan by more than $250,000 on an annual basis; and

WHEREAS, the Company desires to amend the Plan to allow Key Employees to make the same deferral elections under the Plan as non-Key Employees.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 4.01(a)(5) is hereby amended to read in its entirety as follows:

“A Participant who is a Key Employee may elect on an Election Form to receive payment of amounts deferred under the Form upon: (A) Termination of Employment, (B) death, (C) the date the Participant becomes Disabled, (D) a Change in Control Event, and/or (E) on March 31 of the year specified by the Participant which shall be no earlier than in the third Plan Year following the Plan Year in which such amounts are deferred; subject to the restriction on payments to Key Employees in Section 8.06(c). Payment will be made on the earliest to occur of the items elected by the Participant. A Participant who is a Key Employee may elect on an Election Form to receive payment of amounts deferred under the Form in a lump sum or in up to fifteen (15) annual installments subject to the provisions of Section 8.02(b).”

2.	All other provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Employee Benefits Committee has caused this amendment to be duly executed on this 29 day of June 2009.

EMPLOYEE BENEFITS COMMITTEE

By:	/s/ William B. Johnsen, Chairperson
William B. Johnsen, Chairperson